UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8‑K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 15, 2019

MAXAR TECHNOLOGIES INC.

(Exact name of Registrant as specified in its charter)

Delaware	001‑38228	83‑2809420
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 W. 120th Avenue, Westminster, Colorado		80234
(Address of principal executive offices)		(Zip Code)

303‑684‑2207
(Registrant’s telephone number, including area code)

N/A

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐	Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐	Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 15, 2019, Dennis Chookaszian informed the Nominating and Corporate Governance Committee of the Board of Directors (“Board”) of Maxar Technologies Inc. (“Company”) that he does not wish to stand for re-election at the Company’s next annual meeting of stockholders to be held May 8, 2019 (“Annual Meeting”), but instead intends to serve out the rest of his term as a director and retire from the Board effective at the conclusion of the Annual Meeting. Mr. Chookaszian’s decision to retire from the Board did not arise from any disagreement with the Company on any matters relating to the Company’s operations, policies or practices. Mr. Chookaszian serves on the Audit Committee of the Board and as Chair of the Risk Committee of the Board.

The Company is grateful for the 15 years of service that Mr. Chookaszian provided to the Company and its predecessors, MacDonald, Dettwiler and Associates Ltd. and Maxar Technologies Ltd.

Additionally, on  March 15, 2019, Jose A. Torres, Jr., Senior Vice President and Chief Accounting Officer (principal accounting officer) of the Company announced his resignation, effective March 29, 2019, to pursue a chief financial officer role with a private company.   Mr. Torres’ decision did not arise from any disagreement with the Company on any matters relating to the Company’s operations, policies or practices.

Mr. Biggs C. Porter, 65, the Company’s Chief Financial Officer will assume the duties of principal accounting officer effective March 29, 2019 until a permanent replacement is appointed. Mr. Porter joined the Company in August 2018 as our Executive Vice President and Chief Financial Officer.  Prior to joining Maxar, Mr. Porter served as Executive Vice President and Chief Financial Officer of Fluor Corporation from 2012 until 2017. Prior to Fluor, Mr. Porter served as Chief Financial Officer of Tenet Healthcare Corp and held other leadership positions at Raytheon, Northrop Grumman and TXU. Mr. Porter also serves as a director of Bristow Group and is a member of their audit committee and served as a member of the board of directors of Perspecta Inc. from May 2018 until October 2018. Mr. Porter has a bachelor’s degree in accounting from Duke University and a Master in Professional Accounting (MPA) from the University of Texas at Austin and is a certified public accountant.

No new compensatory arrangements will be entered into with Mr. Porter in connection with his appointment as the Company’s  acting principal accounting officer.

Mr. Porter was not appointed as the Company’s  acting principal accounting officer pursuant to any arrangement or understanding with any other person. Mr. Porter does not have any family relationships with any executive officer or director of the Company and he is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: March 20, 2019	Maxar Technologies Inc.

	By:	/s/ Biggs C. Porter
Name: Biggs C. Porter
Title: Executive Vice President, Chief Financial Officer